EXHIBIT 10.1

NEONODE INC.

SBE NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (the “Agreement”) dated as of May 18, 2007 among NEONODE INC., a Delaware corporation (“Company”), and SBE, Inc., a Delaware limited liability company ( “SBE” or the “New Investor”).

Background: The Company desires to sell to the New Investor, and the New Investor desires to purchase, in two closings, senior secured notes, in substantially the form attached hereto as Exhibit 1 (the “Notes”) in aggregate principal amount of $1,000,000.

On February 28, 2006, November 20, 2006 and January 22, 2007, the Company sold senior secured notes in aggregate principal amount of $10,000,000 (the “Bridge Notes”) to accredited and non-US investors (collectively in this capacity, the “Bridge Investors”), and in connection therewith (i) the Company entered into the Security Agreement with AIGH (as agent for the Bridge Investors), (ii) the Intercreditor Agreement was amended and restated to reflect the issuance of additional Bridge Notes, and (iii) the Pledgors entered into the Stockholder Pledge Agreements with the Bridge Investors.

The Company intends to sell additional Senior Secured Notes, substantially similar to the Bridge Notes, in the principal amount of up to $3,000,000 (the “May 2007 Notes”). The proceeds from the Notes and the May 2007 Notes are necessary for the development and continuance of the business of the Company and each of its Subsidiaries.

The Company has entered into an Agreement and Plan of Merger and Reorganization, dated January 19, 2007 (the “Merger Agreement”), by and among the Company, SBE and Cold Winter Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SBE (“Merger Sub”), which provides for a merger (the “Merger”) of the Company with and into Merger Sub.

Certain Definitions:

“AIGH” means AIGH Investment Partners, LLC, a Delaware limited liability company.

“Capitalization Table” means the Capitalization Table attached as Exhibit 7 to this Agreement.

“Certificate of Incorporation” has the meaning set forth in Section 2.2.

“Closing” or “Closings” have the meanings set forth in Section 1.2.

“Collateral” has the meaning set forth in the Security Agreement, as amended, a copy of which is included with Exhibit 2 hereto.

“Common Stock” shall mean stock of the Company of any class (however designated) whether now or hereafter authorized, which generally has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage, including the Company’s Common Stock, $.01 par value per share.

“Company” includes the Company and any Person which shall succeed to or assume, directly or indirectly, the obligations of the Company hereunder.

“Company Disclosure” means the disclosure materials in the form attached as Exhibit 6 to this Agreement.

“First Closing” has the meaning set forth in Section 1.2.

“First Closing Date” has the meaning set forth in Section 1.2.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, municipality or district; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Guaranties” means the respective guaranties, dated February 28, 2006, as amended, delivered to the investors identified on Exhibit A of the Stockholder Pledge Agreements, respectively, copies of which are included with Exhibit 4 hereto.

“Guarantors” means each of Thomas Erickson, Magnus Goertz and Per Bystedt, each as a party to his respective Guaranty.

“Intercreditor Agreement” means the Intercreditor Agreement, dated February 28, 2006, as amended, between AIGH and Petrus.

“Material Adverse Change” shall mean any change in the facts represented by the Company in the Agreement or the business, financial condition, results of operation, prospects, properties or operations of the Company and its Subsidiaries taken as a whole which may have a material adverse effect on the value of the Common Stock of the Company.

“Material Adverse Effect” shall mean a material adverse effect on the operations, assets, liabilities, financial condition, prospects or business of the Company.

“May 2007 Notes” has the meaning set forth in the recitals.

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Neonode AB” means Neonode AB, a Swedish corporation.

“Notes” has the meaning set forth in the recitals.

“Own” shall mean own beneficially, as that term is defined in the rules and regulations of the SEC.

“Petrus” means Petrus Holdings, SA, a corporation organized under the laws of Luxembourg.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.

“Pledged Collateral” has the meaning set forth in the Stockholder Pledge Agreements, as amended, copies of which are included with Exhibit 3 hereto.

“Pledgors” means Rector AB (or its successor in interest, Athemis Limited), Iwo Jima Sarl and Wirelesstoys Sweden AB, each as a party to its respective Stockholder Pledge Agreement.

“Proprietary Assets” shall mean any: (i) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset relating to the foregoing; or (ii) right to use or exploit any of the foregoing.

“SEC” means the Securities and Exchange Commission.

“Second Closing” has the meaning set forth in Section 1.2.

“Second Closing Date” has the meaning set forth in Section 1.2.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated February 28, 2006, as amended, between the Company and AIGH, as agent for the Bridge Investors, a copy of which is included with Exhibit 2 hereto.

“Stockholder Pledge Agreements” means the Stockholder Pledge and Security Agreements, dated February 28, 2006, as amended, between the Bridge Investors and each of the Pledgors, respectively, copies of which are included with Exhibit 3 hereto.

“Subsidiary” shall mean, immediately prior to each Closing, any corporation of which stock or other interest having ordinary power to elect a majority of the board of directors (or other governing body) of such entity (regardless of whether or not at the time stock or interests of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is, immediately prior to the applicable Closing, directly or indirectly Owned by the Company or by one or more of its Subsidiaries.

“U.S. person” shall have the meaning set forth in Regulation S of the SEC.

In consideration of the mutual covenants contained herein, the parties agree as follows:

1.    Purchase and Sale of Notes.

1.1.    Sale and Issuance of Notes. The Company shall sell to the New Investor and the New Investor shall purchase from the Company, Notes in an aggregate principal amount of $1,000,000 at par, subject to acceptance, in whole or in part, by the Company.

1.2.    Closings. The purchase and sale of the Notes hereunder shall take place in two closings (each a “Closing” and collectively, the “Closings”). The first closing (the “First Closing”) hereunder shall be for $500,000 in principal amount of Notes and shall take place within three business days after the date hereof (the “First Closing Date”). A second closing (the “Second Closing”) for the purchase and sale of an additional $500,000 in principal amount of Notes shall take place on a date requested by Investor, but no later than June 15, 2007 (the “Second Closing Date”). Each Closing shall take place at the offices of Hahn & Hessen LLP, the Company’s counsel, in New York, New York, or at such other location as is mutually acceptable to the New Investor and the Company.

1.3.    Conditions of the First Closing. The obligation of the New Investor to complete the purchase of the Notes at the First Closing is subject to fulfillment of the following conditions:

(a)    the Company and AIGH shall execute and deliver Amendment 3 to the Security Agreement, dated the First Closing Date, in the form attached as Exhibit 2 (“Security Agreement Amendment No. 3”);

(c)    each Pledgor and AIGH shall execute and deliver the appropriate Amendment 3 to such Pledgor’s respective Stockholder Pledge Agreement, dated the First Closing Date, each in substantially the form attached as Exhibit 3 (“Stockholder Pledge Amendment No. 3”);

(d)    each Guarantor and AIGH shall execute and deliver the appropriate Amendment 3 to such Guarantor’s respective Guaranty, dated the First Closing Date, each in substantially the form attached as Exhibit 4 (“Guaranty Amendment No. 3”, and with the Agreement, the Notes, Security Agreement Amendment No. 3, Stockholder Pledge Amendment No. 3 and the other documents required in connection with the transactions contemplated in the Agreement, the “Transaction Documents”);

(e)    the Company shall have executed and delivered all documents, such as financing statements and assignments, reasonably requested by counsel for the New Investor; and

(f)    the absence of any Material Adverse Change since the date hereof.

1.4.    Conditions of the Second Closing. The obligation of the New Investor to complete the purchase of the Notes at the Second Closing is subject to fulfillment of the following condition:

(a)    the Merger Agreement shall have not have been terminated as of the Second Closing Date.

2.    Representations and Warranties of the Company. The Company hereby represents and warrants to the New Investor as follows:

2.1.    Corporate Organization; Authority; Due Authorization.

(a)    The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or lease its properties as and in the places where such business is now conducted and to carry on its business as now conducted and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a Material Adverse Effect. Set forth in the Company Disclosure is a complete and correct list of all Subsidiaries. Each Subsidiary is duly incorporated, and validly existing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

(b)    The Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”). Each of this Agreement and the other Transaction Documents is a valid and binding obligation of the Company enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

2.2.    Capitalization. The authorized capital stock of the Company is 10,000,000 shares of Common Stock, $.01 par value per share. Except as contemplated by this Agreement, and as set forth in the Capitalization Table, there are (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company or Neonode AB to purchase or otherwise acquire or issue any shares of capital stock of the Company or Neonode AB (or shares reserved for such purpose), (ii) no preemptive rights contained in the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), By-Laws of the Company or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, and (iii) no commitments or understandings (oral or written) of the Company or Neonode AB to issue any shares, warrants, options or other rights. Except as disclosed in the Company Disclosure with respect to each Subsidiary, (x) all the issued and outstanding shares of the Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, (y) except as disclosed in the Company Disclosure, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary’s capital stock or any such options, rights, convertible securities or obligations, and (z) the Company owns 100% of the outstanding equity of each Subsidiary. The Capitalization Table sets forth accurately and completely the capitalization of the Company as of the date hereof and the anticipated capitalization of SBE after giving effect to the Merger.

2.3.    Validity of Notes. The issuance of the Notes has been duly authorized and upon each Closing the Notes are valid and binding and will be in full force and effect and enforceable in accordance with their terms.

2.4.    Private Offering. Neither the Company nor anyone acting on its behalf has within the last 12 months issued, sold or offered any security of the Company (including, without limitation, any Notes) to any Person under circumstances that would cause the issuance and sale of the Notes, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act.

2.5.    Brokers and Finders. The Company has not retained any investment banker, broker or finder in connection with the Contemplated Transactions. The Company has, however, retained Griffin Securities, Inc., as an advisor in connection with the Merger.

2.6.    Financial Statements; Absence of Certain Changes. Each of (a) the audited balance sheet of the Company as of December 31, 2006, (b) the audited statements of income, and that the unaudited statements may not contain all footnotes required by generally accepted accounting principles, retained earnings and cash flows of the Company for the period ended on December 31, 2006, and (c) the audited statements of income, retained earnings and cash flows of the Company for the period ended on December 31, 2006, included in the Company Disclosure (including any related notes and schedules, if any), (the “Financial Statements”) fairly presents, in all material respects, the financial position of the Company, or the results of operations, retained earnings or cash flows, as the case may be, of the Company as of the referenced date or for the periods set forth therein (subject to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Neither the Company nor any Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including for taxes, that would be required to be reflected on, or reserved against in, Financial Statements, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the Financial Statements; and (ii) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect. Other than the indebtedness as set forth in the Financial Statements or the Company Disclosure, neither the Company nor any Subsidiary has any indebtedness other than reasonable accounts payable. Except as specifically contemplated by this Agreement or as set forth in the Company Disclosure and the Financial Statements, there has not been any Material Adverse Change since December 31, 2006.

2.7.    Litigation. Except as set forth in the Company Disclosure, there are no claims, actions, suits, investigations, inquiries or proceedings (“Actions”) pending against the Company or its Subsidiaries or, to the knowledge of the Company, threatened against the Company or its Subsidiaries, or any officer, director, employee or agent thereof in his or her capacity as such, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the Company’s knowledge, there is no factual or legal basis for any such Action. The Company and each Subsidiary is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company or any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate.

2.8.    Proprietary Assets.

(a)    The Company Disclosure sets forth, with respect to each Proprietary Asset of the Company and any Subsidiary registered with or issued by any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application. The Company Disclosure identifies and provides a brief description of all other Proprietary Assets owned by the Company and any Subsidiary, and identifies and provides a brief description of each Proprietary Asset licensed to the Company and any Subsidiary by any person (except for any Proprietary Asset that is licensed to the Company or any Subsidiary under any third party license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company or Subsidiary, as appropriate. Except as set forth in the Company Disclosure, the Company and its Subsidiaries, as a whole, have good, valid and marketable title to, or have a valid right to use, all of the Proprietary Assets used in the Company’s business (including without limitation all Proprietary Assets identified in the Company Disclosure), free and clear of all liens and other encumbrances to the knowledge of the Company; and are not obligated to make any payment to any person for the use of any Proprietary Asset. The Company and each Subsidiary has not developed jointly with any other person any Proprietary Asset with respect to which such other person has any rights. Except as set forth in the Company Disclosure, none of which shall have a Material Adverse Effect, the Company has no knowledge that any other person has any right, title or interest in any of the Proprietary Assets of the Company or its Subsidiaries.

(b)    The Company and its Subsidiaries, as appropriate, have taken reasonable and customary measures and precautions to protect and maintain the confidentiality and secrecy of all Proprietary Assets of the Company and its Subsidiaries (except Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Proprietary Assets of the Company and its Subsidiaries. Each employee, officer, director, consultant and contractor (not including contractors without access to confidential information of the Company) of the Company and its Subsidiaries (each, an “Employee”) has entered into and executed an agreement providing for (i) the assignment to the Company (or to any of its Subsidiaries) of personal rights or claims to Proprietary Assets for which such Employee’s personal rights or claims arose out of the scope of his/her employment or retainer by the Company or its Subsidiaries and (ii) the nondisclosure of confidential information acquired by the Employee with respect to the Proprietary Assets of the Company and its Subsidiaries or an employment or consulting agreement containing substantially similar terms. Except as set forth in the Company Disclosure, the Company and each Subsidiary has not (other than pursuant to license agreements identified in the Company Disclosure) disclosed or delivered to any person, or permitted the disclosure or delivery to any person of, (i) the source code, or any portion or aspect of the source code, of any Proprietary Asset of the Company or its Subsidiaries, (ii) the object code, or any portion or aspect of the object code, of any Proprietary Asset of the Company or its Subsidiaries or (iii) any patent applications (except as required by law).

(c)    (i) To the knowledge of the Company, none of the Proprietary Assets of the Company or its Subsidiaries necessary for the conduct of their businesses infringes or conflicts with any Proprietary Asset owned or used by any other Person, (ii) to the knowledge of the Company, the Company and each Subsidiary is not infringing, misappropriating or making any unlawful use of, and the Company and each Subsidiary has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other person, and (iii) to the knowledge of the Company, no other person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other person infringes or conflicts with, any Proprietary Asset of the Company or its Subsidiaries.

(d)    There has not been any claim by any customer or other person alleging that any Proprietary Asset of the Company or its Subsidiaries (including each version thereof that has ever been licensed or otherwise made available by the Company or its Subsidiaries to any person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company or its Subsidiaries, and, to the knowledge of the Company, there is no basis for any such claim.

(e)    The Company is not knowledgeable of any Proprietary Asset owned or used by any other person (except for any Proprietary Asset that is licensed to the Company or any Subsidiary under any third party license set forth in the Company Disclosure or would otherwise be commercially available) necessary to enable the Company and each Subsidiary to conduct its businesses in the manner in which such businesses have been and are being conducted or are expected to be conducted pursuant to the Company Disclosure. Neither the Company nor any Subsidiary has licensed, or agreed to license, any of its Proprietary Assets to any person on an exclusive, semi-exclusive or royalty-free basis. Neither the Company nor any Subsidiary has entered into any covenant not to compete or contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any person. Without limitation on the foregoing, except as set forth in the Company Disclosure, no officer, director or Stakeholder, either as an individual or through an affiliate, has any claim to own or any other rights to use any of the Proprietary Assets.

(f)    Except as set forth in the Company Disclosure, the Company is not knowledgeable that any Employee is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company and its Subsidiaries, as appropriate, or to promote the interests of the Company and its Subsidiaries, as appropriate, or that would conflict with the Company’s or its Subsidiaries’ business as proposed to be conducted. The Company does not believe it is or will be necessary to utilize any inventions of any Employees (or persons the Company or its Subsidiaries currently intend to hire) made prior to their employment or retainer by the Company or its Subsidiaries, as appropriate, which have not been assigned to the Company. To the Company’s knowledge, after due inquiry, at no time during the conception of, or reduction to practice, or development of, any of the Company’s or its Subsidiaries’ Proprietary Assets was any developer, inventor or other contributor to such Proprietary Assets operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company’s or its Subsidiaries’ rights in such Proprietary Assets.

(g)    The Company believes that the exceptions, qualifications and other disclosures relating to the Proprietary Assets set forth in the Company Disclosure shall not have a Material Adverse Effect in the aggregate.

2.9.    Company Disclosure. No representation or warranty of the Company herein, no exhibit or schedule hereto, and no information contained or referenced in the Company Disclosure, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

3.    Representations and Warranties of the New Investor. The New Investor represents and warrants to the Company as follows:

3.1.    The New Investor (i) has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) if applicable has been authorized by all necessary corporate or equivalent action to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the Contemplated Transactions. Each of this Agreement and the other Transaction Documents to which the New Investor is a party is a valid and binding obligation of the New Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

3.2.    The New Investor has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

3.3.    The Notes will be acquired for investment for the New Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that the New Investor would constitute an “underwriter” under the Securities Act.

3.4.    The New Investor understands and acknowledges that the offering of the Notes pursuant to this Agreement will not be registered under the Securities Act or qualified under any state securities laws on the grounds that the offering and sale of the Notes are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws.

3.5.    The New Investor represents that (i) the New Investor is able to fend for itself in the Contemplated Transactions; (ii) the New Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the New Investor’s prospective investment in the Notes; (iii) the New Investor recognizes that its investment in the Notes involves a high degree of risk which may result in the loss of the total amount of its investment and can afford the complete loss of such investment (iv) the New Investor recognizes that the Company has a very limited operating history upon which an evaluation of its business and prospects can be based; (v) the New Investor recognizes that the Company's prospects must be considered in light of its limited operating history, together with the expenses, difficulties, uncertainties and delays frequently encountered in connection with the early phases of a new business; and (vi) the New Investor recognizes that there can be no assurance that the Company will ever achieve any time soon or sustain profitability.

3.6.    The New Investor has read and had the opportunity to discuss with management of the Company: (i) this Agreement, (ii) the Merger Agreement, (iii) the Company Disclosure and (iv) the Risk Factors in the form attached as Exhibit 5 hereto.

3.7    The New Investor (i) qualifies as an “accredited investor” as such term is defined under Rule 501 promulgated under the Securities Act, and (ii) the New Investor has not been organized for the purpose of purchasing the Notes.

4.    Securities Laws; Certain Covenants of New Investor.

4.1.    The New Investor agrees that the Notes may not be sold by the New Investor without registration under the Securities Act or an exemption therefrom, and therefore the New Investor may be required to hold the Notes for an indeterminate period.

4.2.    The New Investor agrees that the obligations under the Notes shall be subject to the Security Agreement, Stockholder Pledge Agreement and the Intercreditor Agreement, each as amended as contemplated herein. AIGH shall have no duty to the New Investor arising out of its actions or failure to act under the Security Agreement, Stockholder Pledge Agreement, the Intercreditor Agreement or Guaranties, each as amended as contemplated herein, provided that AIGH shall apply the same standard of care as it would use in determining whether to act under such agreements in its capacity as a New Investor.

4.4.    The New Investor agrees to indemnify AIGH from and against any and all reasonable claims, losses, and liabilities (including, without limitation, reasonable attorney fees) arising out of or resulting from the Notes, Security Agreement, Stockholder Pledge Agreement, the Intercreditor Agreement or Guaranties, each as amended as contemplated herein, except claims, losses, or liabilities resulting from the gross negligence or willful misconduct of AIGH.

4.5.    The New Investor will upon demand pay the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel and of any experts and agents, which AIGH may incur in connection with (i) the preparation and administration of the Security Agreement, Stockholder Pledge Agreement, the Intercreditor or Guaranties, each as amended as contemplated herein; (ii) the exercise or enforcement of any of the rights of AIGH or the New Investor thereunder; or (iii) the failure by the New Investor to perform or observe any of the provisions hereof or thereof.

4.6.    The New Investor hereby appoints AIGH as its agent under the Security Agreement with respect to the Collateral and the creation, perfection, priority, preservation, protection and enforcement of a security interest therein in accordance with the terms of the Security Agreement. The New Investor hereby authorizes AIGH to take such actions with respect to the Collateral, for the pro-rata benefit of the New Investor, and the Bridge Investors in accordance with Section 9 of the Security Agreement, as AIGH determines to take in its sole discretion, and the New Investor agrees to indemnify and hold harmless AIGH for all costs, claims or expenses (including without limitation attorneys’ fees and expenses) in connection with such actions taken or omitted to be taken, except to the extent resulting from the gross negligence or willful misconduct of AIGH. AIGH shall provide prompt notice of any material action under the Security Agreement to the New Investor.

4.7.    The New Investor hereby appoints AIGH as its agent under the Stockholder Pledge Agreements with respect to the Pledged Collateral and the creation, perfection, priority, preservation, protection and enforcement of a security interest therein in accordance with the terms of the Stockholder Pledge Agreements. The New Investor hereby authorizes AIGH to take such actions with respect to the Pledged Collateral, for the pro-rata benefit of the New Investor and the Bridge Investors in accordance with Section 9 of the Stockholder Pledge Agreements, as AIGH determines to take in its sole discretion, and the New Investor agrees to indemnify and hold harmless AIGH for all costs, claims or expenses (including without limitation attorneys’ fees and expenses) in connection with such actions taken or omitted to be taken, except to the extent resulting from the gross negligence or willful misconduct of AIGH. AIGH shall provide prompt notice of any material action under the Stockholder Pledge Agreements to the New Investor.

5.    Additional Covenants of the Company.

5.1.    Form D. As soon as is practicable following each Closing, the Company shall prepare and file with the SEC a Form D concerning the sale of the Notes.

5.2.    Financial Reports and Tax Returns. Until the Company is a public company required to file financial reports with the U.S. Securities and Exchange Commission, the Company will furnish or will cause to be furnished to the New Investor:

(a)    within 90 days after the end of each fiscal quarter and fiscal year of the Company, respectively, financial statements (including income statement and balance sheet) in accordance with generally accepted accounting standards (except that interim financial statements need not contain footnotes or normal year-end adjustments); and

(b)    within 90 days after the end of each fiscal year of the Company, an independent certified audit of financial statements for such fiscal year.

6.    Miscellaneous.

6.1.    Entire Agreement; Successors and Assigns. This Agreement and the other Transaction Documents constitute the entire contract between the parties relative to the subject matter hereof and thereof, and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. This Agreement and the other Transaction Documents supersede any previous agreement among the parties with respect to the Notes. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.2.    Survival of Representations and Warranties. All representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closings hereunder and shall continue in full force and effect for one year after the Second Closing. The covenants of the Company set forth in Section 5 shall remain in effect as set forth therein.

6.3.    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified in Section 6.6 (or as otherwise noticed to the other party). Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.

6.4.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5.    Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

6.6.    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon (i) personal delivery, (ii) delivery by fax (with answer back confirmed) or (iii) delivery by electronic mail (with reception confirmed), addressed to a party at its address or sent to the fax number or e-mail address shown below or at such other address, fax number or e-mail address as such party may designate by three days advance notice to the other party.

Any notice to the New Investor shall be sent to:

if to New Investor:

SBE, Inc.
Attn: David Brunton
4000 Executive Parkway
Suite 200
San Ramon, CA 94583
Facsimile: (925) 355-2041

with a copy to:

Cooley Godward Kronish LLP
101 California Street, 5th Floor
San Francisco, CA 94111-5800
Attention: Jodie Bourdet, Esq.
Fax: 415-693-2222

Any notice to the Company shall be sent to:

Neonode Inc.
Biblioteksgatan 11
S111 46 Stockholm, Sweden
Attention: President
Fax Number: +46-8-678 18 51

with a copy to:

Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
Attention: James Kardon, Esq.
Fax Number: (212) 478-7400

6.7.    Rights of Transferees. Any and all rights and obligations of the New Investor herein incident to the ownership of Notes shall pass successively to all subsequent transferees of such securities until extinguished pursuant to the terms hereof.

6.8.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

6.9.    Expenses. Irrespective of whether the Closings are effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The New Investor shall be responsible for all costs incurred by the New Investor in connection with the negotiation, execution, delivery and performance of this Agreement including, but not limited to, legal fees and expenses.

6.10.    Amendments and Waivers. Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the principal amount of the Notes. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon each holder of any Notes at the time outstanding (including securities into which such Notes are convertible), each future holder of all such Notes, and the Company.

6.11.    Conflicts. The Company and the New Investor (i) acknowledge that Hahn & Hessen LLP, counsel to the Company in the Contemplated Transactions and the Merger, has acted, and from time to time continues to act, as counsel to (A) the Bridge Investors or affiliates thereof, in connection with the Bridge Notes, and (B) AIGH in connection with the Bridge Notes, the Security Agreement, investments in SBE, and in unrelated matters, (ii) consent to the representation of the Company and such other representation of the Bridge Investors, or affiliates thereof, by Hahn & Hessen LLP, (iii) acknowledge that partners of Hahn & Hessen LLP own securities of SBE constituting less than 0.2% of outstanding stock of SBE, and (iv) waive any conflicts of interest claim which may arise from any or all of the foregoing.

[signature page follows]

SIGNATURE PAGE
TO
NEONODE INC.
SBE NOTE PURCHASE AGREEMENT
Dated May 18, 2007

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the 18th day of May, 2007, and execution of this Agreement shall constitute execution of the consent to the applicable Stockholder Pledge Agreement, Guaranties and the Security Agreement, each as amended.

SBE, INC.

By: /s/ David W. Brunton
Name: David W. Brunton
Title: CFO

ACCEPTED AND AGREED:

NEONODE INC.

By: /s/ Mikael Hagman
Name: Mikael Hagman
Title: President & CEO
Dated: May 18, 2007

EXHIBITS
TO THE SBE NOTE PURCHASE AGREEMENT

Exhibit 1:	Form of Note

Exhibit 2:	Form of Security Agreement Amendment No. 3, Security Agreement Amendment No. 2, Security Agreement Amendments No. 1 and Security Agreement

Exhibit 3:	Form of Stockholder Pledge Amendment No. 3, Stockholder Pledge Amendment No. 2, Stockholder Pledge Amendment No. 1 and Stockholder Pledge Agreements, for each of
Rector AB
Iwo Jima Sarl
Wirelesstoys

Exhibit 4:	Form of Guaranty Amendment No. 3, Guaranty Amendment No. 2, Guaranty Amendment No. 1 and Guaranties, for each of:
Per Bystedt
Thomas Eriksson
Magnus Goertz

Exhibit 5:	Risk Factors

Exhibit 6:	Company Disclosure

Exhibit 7:	Capitalization Table